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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002, except as to the information presented under Equity Restructuring in Note 1 and Acquisition of WOTV-TV, WVBT-TV and WCTX-TV FCC licenses and Sale of WNAC-TV in Note 18, which is as of May 1, 2002, relating to the financial statements of LIN TV Corp., which appears in LIN TV Corp.'s Registration Statement on Form S-1 (File No. 333-83068).


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
May 8, 2002